EXHIBIT 99.1
PUMA GLOBAL TRUST NO. 1
AGGREGATE TOTALS FOR THE PERIOD FROM OCTOBER 1, 2004
TO SEPTEMBER 30, 2005
NOTE INFORMATION

	Class A Notes		Class B Notes		Total US$ Notes
Original Principal Balance of each class of Note at the time of their issue	US$	1,158,000,000	US$	42,000,000	US$	1,200,000,000

Principal Balance of each class of Note at September 20, 2004	US$	345,304,252	US$	42,000,000	US$	387,304,252

Amount applied towards payment of principal on each class of Note during the period from September 20, 2004 to September 19, 2005	US$	112,025,615	US$	0	US$	112,025,615

Principal Balance of each class of Note at September 19, 2005	US$	233,278,637	US$	42,000,000	US$	275,278,637

Note Factor at September 20, 2004		0.298190200		1.000000000

Note Factor at September 19, 2005		0.201449600		1.000000000

Amount to be applied towards payment of interest on each class of Note during the period from September 20, 2004 to September 19, 2005	US$	6,813,886	US$	735,735	US$	7,549,621

A$ REDRAW NOTES, A$ SUBORDINATED NOTES

As at September 30, 2005 no A$ Redraw Notes or A$ Subordinated Notes have been issued

REDRAW FACILITY

Redraw Facility Principal at the opening of business on September 20, 2004			A$	250,000

Redraw Facility advances made during the period from September 20, 2004 to September 19, 2005			A$	0

Redraw Facility Principal repaid during the period from September 20, 2004 to September 19, 2005			A$	0

Redraw Facility Principal at the close of business on September 19, 2005			A$	250,000

Interest paid on Redraw Facility Principal during the period from September 20, 2004 to September 19, 2005			A$	13,818

PRINCIPAL CASH BALANCE IN AUD

Principal Cash Balance at the opening of business on September 20, 2004			A$	3,782,270

Amounts allocated to Principal Cash Balance during the period from September 20, 2004 to September 19, 2005			A$	0

Amount of Principal Cash Balance allocated to collections during the period from September 20, 2004 to September 19, 2005			A$	1,094,000

Principal Cash Balance at September 19, 2005			A$	2,688,270

INCOME RESERVE IN AUD

Income Reserve at the opening of business on September 20, 2004			A$	0

Amounts allocated to Income Reserve during the period from September 20, 2004 to September 19, 2005			A$	0

Amount of Income Reserve allocated to collections during the period from September 20, 2004 to September 19, 2005			A$	0

Income Reserve at September 19, 2005			A$	0

COLLECTION INFORMATION IN AUD

Collections (1) received by the Trustee during the period from September 20, 2004 to September 19, 2005			A$	268,076,697

Less : Principal Cash Balance at September 19, 2005			A$	2,688,270

Less : Income Reserve at September 19, 2005			A$	0

Collections (other than Principal Cash Balance and Income Reserve) received during the period from September 20, 2004 to September 19, 2005			A$	265,388,427

Less : Collections to be applied towards repayment of Redraw Facility Principal during the period from September 20, 2004 to September 19, 2005			A$	0

Less : Collections to be applied towards payment of Expenses of the Trust during the period from September 20, 2004 to September 19, 2005			A$	46,588,398

A$ Collections to be paid to Currency Swap Provider in relation to repayment of US$ Notes during the period from September 20, 2004 to September 19, 2005			A$	218,800,029

Principal Collections (net of redraws) received by the Trustee during the period from September 20, 2004 to September 19, 2005			A$	218,800,029

Less : Principal Collections applied by the Trustee towards the acquisition of substitute housing loans during the period from September 20, 2004 to September 19, 2005			A$	0

Less : Principal Collections applied towards repayment of Redraw Facility Principal during the period from September 20, 2004 to September 19, 2005			A$	0

A$ Collections to be paid to Currency Swap Provider in relation to repayment of US$ Notes during the period from September 20, 2004 to September 19, 2005			A$	218,800,029

US$ Equivalent of Principal Collections to be applied towards repayment of US$ Notes during the period from September 20, 2004 to September 19, 2005			US$	112,025,615

(1)	The Collections figure shown is net of amounts applied or to be applied towards the acquisition of substitute housing loans and the funding of Redraws
MORTGAGE INSURANCE CLAIMS INFORMATION
Details provided are in respect of the period since the Closing Date to September 30, 2005

Amount of mortgage insurance claims made:	A$	136,144
Amount of mortgage insurance claims paid:	A$	136,144
Amount of mortgage insurance claims pending:	A$	0
Amount of mortgage insurance claims denied:	A$	0

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